AMENDMENT

TO

ADMINISTRATIVE AGENCY AGREEMENT

THIS AMENDMENT (this “Amendment”) to the ADMINISTRATIVE AGENCY AGREEMENT, dated April 28, 2020, as previously amended (the “Agreement”), is made and effective as of April 28, 2025, by and between BROWN BROTHERS HARRIMAN & CO., a limited partnership organized under the laws of the State of New York (the “Administrator”), and PARNASSUS INVESTMENTS, LLC, a Delaware limited liability company and the successor-in-interest to Parnassus Investments, a California corporation. All capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

RECITALS

WHEREAS, pursuant to the Agreement, as amended to date, the Administrator has been appointed to provide certain services to the Trust and the series of the Trust (the “Portfolio”) as sub-administrator; and

WHEREAS, of the parties agree to amend Appendix A to the Agreement, which lists the Funds covered by the Agreement, to make certain updates and add a new series, the Parnassus International Equity Fund.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:

1.	Amendment to Appendix A. Appendix A to the Agreement is hereby deleted in its entirety and replaced with the attached Appendix A.

2.	Representations and Warranties. Each party represents that it has full power and authority to enter into and perform this Amendment.

3.	Miscellaneous.

a.

This Amendment supplements and amends the Agreement. As amended hereby, all terms and conditions of the Agreement are hereby ratified and affirmed as of the date hereof and are extended to give effect to the terms hereof. This Amendment, together with the Agreement, constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect hereto, including any conflicting provisions of the Agreement or any provisions of the Agreement that directly cover or indirectly bear upon matters covered under this Amendment. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions.

b.

Each reference to the Agreement in the Agreement (as it existed prior to this Amendment) and in every other agreement, contract or instrument to which the parties are bound, shall hereafter be construed as a reference to the Agreement as amended by this Amendment. Except as provided in this Amendment, the provisions of the Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by both parties hereto.

c.	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

d.

This Amendment may be executed and delivered in counterparts (through facsimile transmission or otherwise in writing), each such counterpart shall be deemed an original, and all such counterparts, together, shall constitute the same Amendment.

e.	This Amendment shall be governed by and construed in accordance with the laws and exclusive jurisdiction provisions of the Agreement.

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IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.

By:	/s/ Shawn McNinch
Name:	Shawn McNinch
Title:	Principal
Date:	April 28, 2025

PARNASSUS INVESTMENTS, LLC

on behalf of and for the account of each Portfolio listed on Appendix A to the Agreement

By:	/s/ Benjamin E. Allen
Name:	Benjamin E. Allen
Title:	President and Chief Executive Officer
Date:	April 28, 2025

APPENDIX A

TO

AMDMINSTRATIVE AGENCY AGREEMENT

List of Portfolios

Dated April 28, 2025

Mutual Fund Portfolios

Parnassus Core Equity Fund

Investor Shares

Institutional Shares

Parnassus Growth Equity Fund

Investor Shares

Institutional Shares

Parnassus Value Equity Fund

Investor Shares

Institutional Shares

Parnassus Mid Cap Fund

Investor Shares

Institutional Shares

Parnassus Mid Cap Growth Fund

Investor Shares

Institutional Shares

Parnassus International Equity Fund

Investor Shares

Institutional Shares

ETF Portfolios

Parnassus Core Select ETF

Parnassus Value Select ETF